Exhibit 32

CERTIFICATIONS UNDER SECTION 906

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Arbinet Corporation, a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Quarterly Report on Form 10-Q for the period ended September 30, 2010 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 12, 2010	/s/ Shawn F. O’Donnell
Shawn F. O’Donnell
President and Chief Executive Officer (Principal Executive Officer)

Dated: November 12, 2010	/s/ Gary G. Brandt
Gary G. Brandt
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

This certification is being furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated into any document for any purpose, under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended.